EXHIBIT 32
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of The Interpublic Group of Companies, Inc. (the “Company”), does hereby certify, to such officer's knowledge, that:
The Annual Report on Form 10-K for the year ended December 31, 2024, of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Annual Report on Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 20, 2025	/s/ Philippe Krakowsky
Philippe Krakowsky
Chief Executive Officer

Dated: February 20, 2025	/s/ Ellen Johnson
Ellen Johnson
Executive Vice President and Chief Financial Officer